UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2023

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 Steamboat Road	2nd Floor	Greenwich	CT	06830
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

    On October 6, 2023, South Bay Financial Corporation (“SBAC”) and South Bay Funding LLC (“SBF”; together with SBAC (the “Borrowers”), subsidiaries of The Fortegra Group, Inc. (“Fortegra”) (a subsidiary of Tiptree Inc.), entered into a three-year $125.0 million secured credit agreement (the “New Credit Agreement”) with the lenders from time to time party thereto and Fifth Third Bank, National Association (“Fifth Third” or the “Administrative Agent”), as the administrative agent. The New Credit Agreement amends and restates that certain Credit Agreement dated October 16, 2020 (as amended prior to the date hereof, the “Prior Credit Agreement”), among the Borrowers, the Administrative Agent and the lenders party thereto, and provides for a $20.0 million revolving credit facility to SBAC (the “SBAC Credit Facility”) and a $105.0 million revolving credit facility to SBF (together with the SBAC Credit Facility, collectively, the “Credit Facility”), in each case, subject to availability under the borrowing base applicable to SBAC or SBF, as applicable, with a sub-limit of $2.0 million for swing loans to SBAC and a sub-limit of $5.5 million for swing loans to SBF. The New Credit Agreement is secured by substantially all of the assets of the Borrowers. The obligations under the New Credit Agreement are non-recourse to Fortegra and its subsidiaries (other than SBAC and its subsidiaries).

The New Credit Agreement, among other things, extends the maturity date of the Credit Facility from October 2023 to October 2026 and increases the total revolving credit commitments from $100.0 million to $125.0 million.

At the Borrowers’ election, no later than 30 days prior to the maturity date, the Borrowers may request that the aggregate principal amount of the revolving loans outstanding be converted into a term loan having a maturity date 364 days after the revolving loans’ maturity date and quarterly amortization payments so long as at such time no default or event of default then exists and all representations and warranties are true and correct.

At the Borrowers’ election, borrowings under the Credit Facility will bear interest either at the base rate plus an applicable interest margin or the term secured overnight financing rate (“Term SOFR”) plus an applicable interest margin; provided, however, that all swing loans will be, at the applicable Borrower’s election, base rate loans or loans bearing interest at a rate quoted by Fifth Third. The base rate is a fluctuating interest rate equal to the greater of: (a) 0.00% or (b) the rate that Fifth Third publicly announces, publishes or designates from time to time as its index rate or prime rate, or any successor rate thereto, in effect at its principal office. Term SOFR is a fluctuating interest rate equal to the sum of: (a) the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by Administrative Agent) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be reasonably selected by Administrative Agent), plus (b) 0.10%. The applicable margin for base rate loans is a percentage per annum equal to 1.75% and, with respect to Term SOFR loans, a percentage per annum equal to 2.75%. If converted to a term loan, the applicable interest margin for base rate loans is a percentage per annum equal to 2.25%, and the applicable interest margin for Term SOFR loans is a percentage per annum equal to 3.25%. In addition to interest payable on the principal amount of revolving loans and term loans, as applicable, outstanding from time to time under the New Credit Agreement, the Borrowers are required to pay an unused line fee, payable quarterly in arrears, at a rate of 0.25% per annum of the unused amount of the Credit Facility.

The New Credit Agreement contains customary representations, warranties and affirmative and negative covenants of the Borrowers for the benefit of the lenders, including, among others, covenants placing limitations on the Borrowers and their subsidiaries with respect to liens, incurrence of indebtedness, mergers and ongoing financial ratios (the “Financial Covenants”) and the Borrower’s ability to pay dividends or make other distributions with respect to the stock issued by SBAC. The Borrowers may use the proceeds of the borrowings under the Credit Facility for working capital, capital expenditures, permitted acquisitions and other general corporate purposes. The Financial Covenants consist of:

•A minimum Interest Coverage Ratio (as defined in the New Credit Agreement) of 2.00:1.00, calculated on a trailing 12 month basis, to be tested at each quarter end; and

•A maximum Tangible Net Worth Ratio (as defined in the New Credit Agreement) equal to or less than 5.00:1.00, tested on a quarterly basis at the end of each quarter.

Events of default under the New Credit Agreement include, among other things: failure to pay any principal, interest or fees due under the New Credit Agreement prior to the expiration of any applicable grace period; a default in the performance of any covenant in the loan documents that is not timely cured; a materially false representation or warranty made in connection with the New Credit Agreement by the Borrower; a change of control; and the Borrower’s bankruptcy, insolvency or dissolution.

The foregoing description of the New Credit Agreement and related matters is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1
Amended and Restated Credit Agreement dated as of October 6, 2023 by and among South Bay Acceptance Corporation, South Bay Funding LLC, the lenders from time to time party thereto and Fifth Third Bank, National Association as the administrative agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	October 11, 2023	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer